UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

Bitcoin Depot Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41305	87-3219029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3343 Peachtree Road NE, Suite 750

Atlanta, GA 30326

(Address of principal executive offices)

(678) 435-9604

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BTMWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Events.

On May 15, 2025, Bitcoin Depot, Inc. (the “Company”) announced it has reached an agreement in principle to simplify its organizational and capital structure (the “Up-C Restructuring”). Pursuant to the Up-C Restructuring, the consummation of which is subject to a number of important conditions, BT Assets, Inc. (“BT Assets”) an entity controlled by the Company’s Founder and Chief Executive Officer, Brandon Mintz, that currently holds Common Units in BT HoldCo LLC (“BT HoldCo”) and shares of the Company’s Class V Common Stock will merge with a subsidiary of the Company and receive 41,193,024 shares of the Company’s Class M common stock, each of which carries 10 votes per share, as consideration in the merger. In connection with the Up-C Restructuring, all of the shares of the Company’s Class V Common Stock held by BT Assets will be transferred to the Company and cancelled. After giving effect to the Up-C Restructuring, Mr. Mintz will hold a total of 41,193,024 shares of the Company’s Class M Common Stock and 142,973 shares of the Company’s Class A Common Stock. In addition, Mr. Mintz and the Company agreed to terminate the Tax Receivable Agreement entered into by BT Assets, BT HoldCo and the Company in connection with the Company’s business combination on July 1, 2023 in exchange for a onetime payment to Mr. Mintz of $8.4 million.

Upon consummation of the Up-C Restructuring, the Company will wholly-own its principal operating subsidiaries. The Company believes that the Up-C Restructuring will result in long-term cash and tax savings to the Company and that the simplification of its organizational structure will provide various benefits to the Company and its stockholders, including, among other things, enhancing equity liquidity, improving the Company’s ability to use its common stock as acquisition currency in acquisition transactions and creating a clearer corporate profile.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitcoin Depot Inc.

Dated: May 15, 2025	By:	/s/ Brandon Mintz
	Name:	Brandon Mintz
	Title:	President and Chief Executive Officer